DESIGNATION, ASSIGNMENT, AND ASSUMPTION AGREEMENT

THIS DESIGNATION, ASSIGNMENT, AND ASSUMPTION AGREEMENT (“Agreement”) is made and entered into as of October 20, 2008, by and between SAMSON INVESTMENT COMPANY, a Nevada corporation (“Samson”), and THE SAINT JAMES COMPANY, a North Carolina corporation (“St. James”).

RECITALS

WHEREAS, Samson and Neqtar Wines PTY LTD (“Neqtar”) are parties to that certain Letter of Intent, dated as of March 17, 2008 (“LOI”), which sets forth certain terms and conditions of a proposed acquisition by Samson or its nominee of all outstanding shares of capital stock of Neqtar for certain specified consideration;

WHEREAS, internal business policies at Samson permit “nominee”-type transactions for its principals;

WHEREAS, the project memorialized by the LOI is a Samson project for C. Johnson, an authorized signatory and principal of Samson;

WHEREAS, C. Johnson is a stockholder of St. James and expects to gain economic value from the project memorialized by the LOI through his equity in St. James rather than through his equity in Samson; and

WHEREAS, Samson desires to designate St. James as its nominee under the LOI and to vest in, and to assign, convey, grant, and set over unto, St. James all of Samson’s right, title, and interest thereunder, and St. James desires so to be designated and thereafter to assume, perform, and discharge all of Samson’s agreements and obligations thereunder.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals (which Recitals are hereby incorporated into the body of this Assignment), the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Nominee hereby agree as follows:

1. Designation, Assignment and Acceptance. Samson hereby designates St. James as the “nominee” and, in accordance therewith, hereby vests in, assigns, conveys, grants, and sets over unto, St. James all of Samson’s right, title, and interest in and to the LOI.

2. Assumption. Nominee hereby accepts the foregoing designation and assignment and agrees to be bound by and perform each and every obligation of Samson under the LOI.

3. Ratification; Notification to Seller. Samson and Nominee acknowledge that certain activities in respect of a potential transaction between St. James and Nominee have occurred subsequent to the date of the LOI through and including the date hereof, all of which activities are hereby ratified to have been proper activities of Nominee, notwithstanding their occurrence prior to the date hereof. Further, during such period, Samson represents and warrants that it had notified Seller of the designation of St. James as Samson’s nominee.

4. Governing Law. This Assignment shall be governed by and construed under the laws of the State of Nevada.

ST. JAMES_SAMSON ASSIGNMENT

5. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

6. Miscellaneous. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. The headings and captions are for convenience purposes only. This Agreement shall be construed according to its ordinary meaning and shall not be strictly construed for or against any party hereto. Any modification or waiver of any term of this Agreement, including a modification or waiver of this term, must be in writing signed by the party against whom enforcement of the modification or waiver is sought. Except for the LOI referenced herein, this Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and all prior and contemporaneous agreements, representations, and understandings, written or oral, express or implied, are hereby superseded and merged into this Agreement. Should any term, provision, covenant, or condition of this Agreement be void, invalid, or inoperative, the same shall not affect any other term, provision, covenant, or condition of this Agreement, but the remainder thereof shall be effective as though such void, invalid, or inoperative term, provision, covenant, or condition had not been contained herein.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date and year first above written.

SAMSON INVESTMENT COMPANY
a Nevada corporation

By:	/s/ Christian W. Johnson
Christian W. Johnson,
Executive Vice President

THE SAINT JAMES COMPANY
a North Carolina corporation

By:	/s/ Wayne Gronquist
Wayne Gronquist, President

ST. JAMES_SAMSON ASSIGNMENT